EXHIBIT 10.1

SETTLEMENT AND RELEASE AGREEMENT

This Settlement Agreement and Release Agreement(“Agreement”) is entered into as of January 13, 2014 (the “Effective Date”), by and betweenSkkynet Cloud Systems, Inc.,a Nevada corporation with an address at 20 Bay Street, Suite 1100, Toronto, Ontario, M5J 2N8, Canada (the “Skkynet”) and Cogent Real-Time Systems Inc., a Canadian Federal corporation (“Cogent”) (Skkynet and Cogent shall be collectively referred to herein as “Employer”) and _____________, an individual residing at _____________(the “Employee”).Employer and Employee are referred to in this Agreement individually as the “Party” or collectively as the “Parties.”

AGREEMENT

1. Employer owes to Employee $__________ for services incurred by Employee during the period of _____________ through October 31, 2013 (the “Accrued Fees”). Employer and Employee desire to settle the Accrued Fees pursuant to the terms of this Agreement.

2. Employer agrees to issue to Employee options to purchase _____________ shares of the common stock, par value $.001 per share, of Employer pursuant to the terms and conditions set forth in the option purchase agreement set forth on Exhibit A hereto.

3. In consideration of the performance of Employer described in Paragraph 2, above, Employee, on behalf of itself and its successors, assigns, members, managers, officers, employees, agents, and representatives hereby releases and forever discharges, Employer, together with its successors, assigns, directors, officers, agents, employees, and representatives, from any and all actions, causes of action, claims, liability, demands, damages, costs, and expenses of every kind whatsoever, in law or in equity, known or unknown, contemplated, accrued, existing or not yet mature, which Employee has or may have as of the Effective Date relating specifically to the Accrued Fees. This paragraph shall not discharge Employer from any obligations arising out of this Agreement.

4. The Parties represent that they have made no assignment and will make no assignment of the actions, causes of action, or claims released herein.

5. It is expressly understood that any action by any Party in connection with this Agreement is not, and shall not be construed as, an admission of liability; rather, any such actions are made and done only as part of this settlement and release of disputed claims.

6. Each undersigned Party acknowledges that: (1) the Party has read this Agreement fully and carefully before signing it; (2) the Party has consulted with or has had the opportunity to consult with an attorney regarding the legal effect and meaning of this Agreement and all of its terms and conditions, and that the Party is aware of the contents of this Agreement and its legal effects; (3) the Party has had the opportunity to make whatever investigation or inquiry that the Party deems necessary or appropriate in connection with the subject matter of this Agreement; (4) the Party is of sound mind and is executing this Agreement voluntarily and free from any undue influence, coercion, duress, or fraud of any kind; and (5) the Party is waiving and releasing all claims against the other Party as provided herein knowingly and voluntarily.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8. It is expressly understood and agreed that the execution and performance of this Agreement is in full accord and satisfaction of all demands between the Parties as of the Effective Date of this Agreement. This Agreement shall be binding and inure to the benefit of the Parties and their successors and assigns.

9. The Parties acknowledge that this Agreement contains the entire agreement and understanding between the Parties relating to the subject matter hereof, and that this Agreement merges and supersedes all prior discussions and understandings between the Parties relating to said subject matter. The Parties confirm that no promise or inducement not expressed in the written terms of this Agreement has been made to the other. In entering into this Agreement, the Parties are not relying upon any statement or representation not contained in this Agreement made by any other Party, the Party’s counsel, partners, directors, managers, members, officers, employees, agents, or any other person representing either of the Parties concerning the nature, severity, extent, or consequences of any injuries, damages, losses, costs, and claims of any Party hereto and any liability therefor.

10. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be valid under existing law. A finding of invalidity as to any provision of this Agreement or any portion thereof, shall void only that provision or portion and no other, and this Agreement shall be interpreted as if it did not contain such invalid provision or portion.

11. The Parties shall perform any additional lawful acts, including the execution of additional agreements, as are reasonably necessary to effectuate the purposes of this Agreement.

12. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

13. This Agreement may be executed by exchange of facsimile copies. The facsimile copies showing the signatures of the Parties shall constitute originally signed copies of the Agreement requiring no further execution.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Agreement as of the date first above written.

SKKYNET CLOUD SYSTEMS, INC. By: ________________________________________ Name: Title:
COGENT REAL-TIME SYSTEMS INC. By: _________________________________________ Name: Title:
EMPLOYEE By: __________________________________________ Name:

EXHIBIT A

SKKYNET CLOUD SYSTEMS, INC.

INCENTIVE STOCK OPTION AGREEMENT

This Incentive Stock Option Agreement (the “Agreement”), is made as of January 13, 2014 by and between Skkynet Cloud Systems, Inc., a Nevada corporation (the “Company”), and ________________ (“Optionee”).

RECITAL

Pursuant to the 2012 Stock Option Plan (the “Plan”) of the Company, the Board of Directors of the Company or a committee to which administration of the Plan is delegated by the Board of Directors (in either case, the “Administrator”) has authorized the granting to Optionee of an incentive stock option to purchase the number of shares of Common Stock of the Company specified in Paragraph 1 hereof, at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated.

AGREEMENT

Now, Therefore, in consideration of the promises and of the undertakings of the parties hereto contained herein, it is hereby agreed:

1. Number of Shares; Option Price; Grant Date. Pursuant to said action of the Administrator, the Company hereby grants to Optionee the option (“Option”) to purchase, upon and subject to the terms and conditions of the Plan, a quantity of shares of Common Stock of the Company (“Shares”) as set out in Schedule A, at a price per share as set out in Schedule A, and as of the date hereof (“Grant Date”) or as set out in Schedule A.

2. Term. Each Option shall expire on the day before the tenth anniversary of the Grant Date or as set out in Schedule A (the “Expiration Date”) unless such Option shall have been terminated prior to that date in accordance with the provisions of the Plan or this Agreement. The term “Affiliate” as used herein shall have the meaning as set forth in the Plan.

3. Shares Subject to Exercise. Shares subject to exercise shall be 20% of such Shares on the Grant Date, 40% of such Shares on and after the first anniversary of the Grant Date, 60% of such Shares on and after the second anniversary of the Grant Date, 80% of such Shares on and after the third anniversary of the Grant Dateand 100% of such Shares on and after the fourth anniversary of the Grant Date. All Shares shall thereafter remain subject to exercise for the term specified in Paragraph 2 hereof, provided that Optionee is then and has continuously been in the employ of the Company, or its Affiliate, subject, however, to the provisions of Paragraph 6 hereof.

4. Method and Time of Exercise. The Option may be exercised by written notice delivered to the Company at its principal executive office stating the number of shares with respect to which the Option is being exercised, together with:

(A)	a check or money order made payable to the Company in the amount of the exercise price and any withholding tax, as provided under Paragraph 5 hereof; or

(B)
if expressly authorized in writing by the Administrator, in its sole discretion, at the time of the Option exercise, the tender to the Company of shares of the Company’s Common Stock owned by Optionee having a fair market value, as determined by the Administrator, not less than the exercise price, plus the amount of applicable federal, state and local withholding taxes.

Not less than 500 shares may be purchased at any one time unless the number purchased is the total number purchasable under such Option at the time. Only whole shares may be purchased.

5. Tax Withholding. In the event that this Option shall lose its qualification as an incentive stock option, as a condition to exercise of this Option, the Company may require Optionee to pay over to the Company all applicable federal, state and local taxes which the Company is required to withhold with respect to the exercise of this Option. At the discretion of the Administrator and upon the request of Optionee, the minimum statutory withholding tax requirements may be satisfied by the withholding of shares of Common Stock of the Company otherwise issuable to Optionee upon the exercise of this Option.

6. Termination of Employment. If for any reason other than death or permanent and total disability, Optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), this Option (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, but in no event after the Expiration Date; provided, however, that if such exercise of this Option would result in liability for Optionee under Section 16(b) of the Securities Exchange Act of 1934, then such three-month period automatically shall be extended until the tenth day following the last date upon which Optionee has any liability under Section 16(b), but in no event after the Expiration Date. If Optionee dies or becomes permanently and totally disabled (as defined in the Plan) while employed by the Company or an Affiliate or within the period that this Option remains exercisable after Termination, this Option (to the extent then exercisable) may be exercised, in whole or in part, by Optionee, by Optionee’s personal representative or by the person to whom this Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of Optionee, but in no event after the Expiration Date. In the event this Option is treated as a nonqualified stock option, then and to that extent, “employment” would include service as a director or as a consultant. For purposes of this Paragraph 6, Optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave, or other leave of absence approved by the Administrator, if the period of any such sick leave does not exceed 90 days or, if longer, if Optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

7. Nontransferability. This Option may not be assigned or transferred except by will, qualified domestic relations order or by the laws of descent and distribution, and may be exercised only by Optionee during his lifetime and after his death, by his personal representative or by the person entitled thereto under his will or the laws of intestate succession.

8. Optionee Not a Shareholder. Optionee shall have no rights as a shareholder with respect to the Common Stock of the Company covered by this Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of this Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

9. No Right to Employment. Nothing in the Option granted hereby shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate Optionee’s employment or consulting at any time, nor confer upon Optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10. Modification and Termination. The rights of Optionee are subject to modification and termination in certain events as provided in Sections 4.2, 4.3, 6.3, 9.1 and 9.2 of the Plan.

11. Restrictions on Sale of Shares. Optionee represents and agrees that, upon his exercise of this Option, in whole or in part, unless there is in effect at that time under the Securities Act of 1933 a registration statement relating to the Shares issued to him, he will acquire the Shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution, and that upon each exercise thereof he shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. Optionee agrees that any certificates issued upon exercise of this Option may bear a legend indicating that their transferability is restricted in accordance with applicable state or federal securities law. Any person or persons entitled to exercise this Option under the provisions of Paragraphs 3 and 4 hereof shall, upon each exercise of this Option under circumstances in which Optionee would be required to furnish such a written statement, also furnish to the Company a written statement to the same effect, satisfactory to the Company in form and substance.

12. Plan Governs. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan, as it may be construed by the Administrator. It is intended that this Option shall qualify as an incentive stock option as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement shall be construed in a manner which will enable this Option to be so qualified. Optionee hereby acknowledges receipt of a copy of the Plan.

13. Notices. All notices to the Company shall be addressed to the Chief Financial Officer at the principal executive office of the Company, and all notices to Optionee shall be addressed to Optionee at the address of Optionee on file with the Company or its subsidiary, or to such other address as either may designate to the other in writing. A notice shall be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to Optionee or the Chief Financial Officer (as the case may be).

14. Sale or Other Disposition. Optionee understands that, under current law, beneficial tax treatment resulting from the exercise of this Option will be available only if certain requirements of the Code are satisfied, including without limitation, the requirement that no disposition of Shares acquired pursuant to exercise of this Option be made within two years from the Grant Date or within one year after the transfer of Shares to him or her. If Optionee at any time contemplates the disposition (whether by sale, gift, exchange, or other form of transfer) of any such Shares, he or she will first notify the Company in writing of such proposed disposition and cooperate with the Company in complying with all applicable requirements of law, which, in the judgment of the Company, must be satisfied prior to such disposition. In addition to the foregoing, Optionee hereby agrees that before Optionee disposes (whether by sale, exchange, gift, or otherwise) of any Shares acquired by exercise of this Option within two years of the Grant Date or within one year after the transfer of such Shares to Optionee upon exercise of this Option, Optionee shall promptly notify the Company in writing of the date and terms of the proposed disposition and shall provide such other information regarding the Option as the Company may reasonably require immediately before such disposition. Said written notice shall state the date of such proposed disposition, and the type and amount of the consideration to be received for such Shares by Optionee in connection therewith. In the event of any such disposition, the Company shall have the right to require Optionee to immediately pay the Company the amount of taxes (if any) which the Company is required to withhold under federal and/or state law as a result of the granting or exercise of the Option and the disposition of the Shares.

In Witness Whereof, the parties hereto have executed this Agreement as of the date and year first above written.

SKKYNET CLOUD SYSTEMS, INC.

By:
Name:
Title:

SCHEDULE A

Pursuant to this Stock Option Agreement made as of January 13, 2014 by and between Skkynet Cloud Systems, Inc. and ________________ (“Optionee”)

Number of Shares; Option Price; Grant Date:

The Company hereby grants to Optionee the option (“Option”) to purchase on January 13, 2014, upon and subject to the terms and conditions of the Plan,

 ______ shares of Common Stock of the Company (“Shares”) at the price of $0.88 per share.

SKKYNET CLOUD SYSTEMS, INC.

By:
Name:
Title: